SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                               September 14, 1998


                             CABLETRON SYSTEMS, INC
               (Exact name of Registrant as Specified in Charter)

DELAWARE                           0-10228                    04-2797263
(State or Other Jurisdiction      (Commission File           (I.R.S. Employer
of Incorporation)                 Number)                    Identification No.)


                     35 Industrial Way, Rochester, NH     03867
               (Address of Principal Executive Offices) (Zip Code)


                                 (603) 332-9400
               (Registrant's telephone number including area code)





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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

On September 14, 1998 Cabletron Systems, Inc. sold 89,921 shares of its common stock to Nobuo Kamata pursuant to Regulation S under the Securities Act of 1933. This sale was part of a transaction in which Cabletron acquired shares of Soliton Systems, K.K. from Mr. Kamata in exchange for cash and the stock described above. The Cabletron common stock was valued at its closing price on the New York Stock Exchange on June 23, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CABLETRON SYSTEMS, INC.



Date:  October 5, 1998               By:/s/ DAVID J. KIRKPATRICK
                                     Corporate Vice President of Finance
                                     and Chief Financial Officer